UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2022 (December 21, 2022)

Collegium Pharmaceutical, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-37372	03-0416362
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Technology Center Drive
Suite 300
Stoughton, MA	02072
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 713-3699

Not Applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	COLL	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On December 22, 2022, Collegium Pharmaceutical, Inc. (the “Company”) issued a press release relating to the matter described in Item 8.01 of this Current Report on Form 8-K. The press release is attached hereto as Exhibit 99.1 and is being furnished, not filed, under Item 7.01 of this Current Report on Form 8-K.

Item 8.01	Other Events.

On December 21, 2022, the Federal Circuit Court of Appeals upheld the judgment of the U.S. District Court for the District of Delaware that certain claims of the patents protecting the Company’s product Belbuca, a buprenorphine buccal film indicated for the treatment of chronic pain, are valid. In addition to upholding the District Court’s judgement regarding the validity of certain claims in the 8,147,866 patent, expiring in 2027 (the “’866 patent”), and 9,901,539 patent, expiring in 2032 (the “’539 Patent”), the Federal Circuit vacated the District Court’s findings of invalidity with respect to certain claims of the ‘866 patent and the 9,655,843 patent (both expiring in 2027) and remanded such claims for reconsideration by the District Court.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release, dated December 22, 2022.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLEGIUM PHARMACEUTICAL, INC.
Dated: December 22, 2022
	By:	/s/ Colleen Tupper
Name: Colleen Tupper
Title: Executive Vice President and Chief Financial Officer